Exhibit 99.1

TCP Reports Second Quarter 2015 Financial Results

Aurora, Ohio (August 6, 2015) – TCP International Holdings Ltd. (NYSE: TCPI), a leading global manufacturer and distributor of energy efficient lighting technologies, today announced financial results for its second quarter ended June 30, 2015. Highlights for the second quarter include:

•	LED sales increasing 49% from the first quarter of 2015 and 32% compared with the second quarter of 2014.

•	Gross margins remaining strong at 23.1%, an increase from 22.7% in the second quarter of 2014.

•	Charges of $3.9 million for legal settlement ($0.09 per share) and $2.2 million ($0.05 per share) for severance benefits to our former CEO that negatively impacted operating results.

•	Adjusted earnings per share of $0.03, compared to $0.00 in the first quarter of 2015 and $0.10 in the second quarter of 2014.

Second Quarter 2015 Summary
Following is a summary of key financial measures for the second quarter of 2015:

•	Net sales were $111.2 million, an increase of $12.5 million, or 13%, from the first quarter of 2015 but a decrease of $1.2 million, or 1%, from second quarter of 2014.

•
LED sales were $60.6 million, an increase of $20.0 million, or 49%, from the first quarter of 2015, largely from higher sales with Walmart and The Home Depot and the resumption of sales activity following the voluntary shipping delays associated with our product validation review in the first quarter of 2015. Our LED sales increased $14.6 million, or 32%, compared with the second quarter of 2014, driven by higher sales with Walmart and The Home Depot and higher sales in our C&I channel.

•
CFL sales were $43.9 million, a decrease of $8.6 million, or 16% from the first quarter of 2015, and a decrease of $15.5 million, or 26%, from the second quarter of 2014, primarily due to lower market demand in North America and with Asian customers largely due to the termination of the Chinese government subsidy program in 2014.

•
Gross margin was 23.1%, a decrease from 24.5% from the first quarter of 2015, but an increase from 22.7% in the second quarter of 2014. The decrease from the first quarter of 2015 mainly is due to the write-down of inventory, including certain Connected by TCPTM products, which adversely impacted gross margin. The improvement in gross margin from the second quarter of 2014 primarily is due to improved product mix from a higher proportion of LED sales.

•
Selling, general and administrative expenses were $22.5 million, an increase of $1.5 million from the first quarter of 2015 primarily due to severance expenses as a result of our former CEO not renewing his employment agreement. SG&A expenses increased $2.1 million from the second quarter of 2014 primarily due to an increase in professional fees largely related to our previously disclosed litigation, share-based compensation expense associated with restricted share units granted in connection with our IPO, and severance expenses as a result of our former CEO not renewing his employment agreement.

•	Litigation settlements of $3.9 million resulted from the settlement of legal claims with Laura Hauser, our former General Counsel and Secretary.

•
Our effective income tax rate of 1.2% was lower than the U.S. federal income tax rate primarily due to current period losses in certain operating companies, for which no tax benefit was recorded, and interest on uncertain tax positions.

•
Net loss was $1.7 million, compared with a net loss of $1.2 million in the first quarter of 2015 and net income of $2.0 million in the second quarter of 2014. Diluted net loss per share was $0.06, compared with diluted net loss per share of $0.04 in the first quarter of 2015 and diluted net income per share of $0.10 in the second quarter of 2014.

•
Cash and cash equivalents were $33.9 million, up from $31.4 million at December 31, 2014. Combined short-term loans and long-term debt was $98.7 million at June 30, 2015, up from $80.0 million at December 31, 2014 largely due to additional borrowings used to finance our working capital needs.

“I am excited to be part of the TCP team and look forward to harnessing our growth potential,” said Kaj den Daas, Chief Executive Officer of TCP. “Our gross margins in the quarter demonstrate the strength of our core operations. While our current results were negatively impacted by charges for a litigation settlement and severance benefits, we believe that the underlying fundamentals of our business remain strong and will allow us to take advantage of the opportunities in the lighting market.”
Conference Call and Webcast Information
The Company will host a conference call today, August 6, 2015, at 4:30 p.m. Eastern Time. Chief Executive Officer Kaj den Daas and Chief Financial Officer Brian Catlett will present an overview of the second quarter 2015 financial results, discuss current business conditions, and respond to questions. The call will be available, live, to interested parties by dialing (888) 264-8931. For international callers, please dial (913) 905-3226. The Conference ID number is 5726506. A live webcast will also be available in the Investors Relations section of the TCP website at: http://investors.tcpi.com. A replay of the webcast will be available through the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.
Non-GAAP Adjusted EBITDA and Adjusted EPS
We present the non-GAAP financial measures "EBITDA," "Adjusted EBITDA" and "Adjusted EPS" as supplemental measures of our performance. These non-GAAP financial measures are not measures of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the United States, referred to herein as U.S. GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations and balance sheet information presented on the basis of U.S. GAAP.
We define EBITDA as net (loss) income before interest expense, income taxes, depreciation and amortization, and Adjusted EBITDA as EBITDA before net foreign exchange losses (gains), litigation settlements, share-based compensation expense and other nonrecurring items.

We define Adjusted EPS as net (loss) income per share, diluted, from continuing operations excluding net foreign exchange losses (gains), litigation settlements, share-based compensation expense and other nonrecurring items.
Adjusted EBITDA and Adjusted EPS are not necessarily comparable to similarly titled measures reported by other companies. Adjusted EBITDA may exclude certain financial information that some may consider important in evaluating our financial performance. Adjusted EBITDA and Adjusted EPS may not be indicative of historical operating results, and we do not intend for either of them to be predictive of future results of operations. We believe that our use of EBITDA, Adjusted EBITDA and Adjusted EPS as metrics assists our board, management and investors in comparing our operating performance on a consistent basis. Factors in this determination include removing the impact of our capital structure (specifically interest expense, net), asset base (specifically depreciation and amortization) and tax structure, as well as certain items that affect inter-period comparability, such as variability due to unrealized foreign exchange losses (gains), litigation settlements, non-cash share-based compensation expense and other nonrecurring items, which affect results in a given period or periods.
About TCP
TCP is a leading global manufacturer and distributor of energy efficient lighting technologies. TCP’s extensive product offerings include LED and CFL lamps and fixtures, internet-based lighting control solutions and other energy efficient lighting products. TCP has the largest combined number of LED and CFL ENERGY STAR® compliant lighting products. TCP’s products are currently offered through thousands of retail and C&I distributors. Since TCP’s inception, it has sold more than one billion energy efficient lighting products.  For more information, visit http://www.tcpi.com.
Forward Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward looking statements in this press release include, but are not limited to, the Company’s expectation regarding its future profitability. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While TCP believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein. Such forward-looking statements are made only as of the date of this release. TCP expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions or circumstances on which any statement is based.
Contact
Brian Catlett                        Mike Funari
Chief Financial Officer                Sapphire Investor Relations, LLC
330-954-7689                        415-471-2700
ir@tcpi.com                        ir@tcpi.com

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share data)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$33,852	$31,354
Restricted cash	5,445	7,367
Accounts receivable, net	85,853	95,089
Inventories	112,316	122,342
Prepaids and other current assets	15,638	28,217
Deferred income taxes	17,671	17,557
Total current assets	270,775	301,926
Property, plant and equipment, net	70,979	72,037
Land rights, net	4,079	4,126
Deferred costs	16,695	16,145
Intangible assets, net	2,139	2,345
Deferred income taxes, long-term	7,452	7,094
Other long-term assets	1,597	1,737
Total assets	$373,716	$405,410
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term loans and current portion of long-term debt	$93,439	$74,637
Accounts payable	87,944	129,194
Accrued expenses and other current liabilities	65,038	77,826
Total current liabilities	246,421	281,657
Long-term debt, net of current portion	5,235	5,340
Income taxes payable, long-term	8,332	7,891
Legal settlements, net of current portion	24,498	24,311
Other long-term liabilities	489	508
Total liabilities	284,975	319,707
Commitments and contingencies
Shareholders’ equity:
Common stock	30,587	30,101
Additional paid-in capital	70,995	68,063
Accumulated other comprehensive income	11,836	9,290
Retained deficit	(24,677)	(21,751)
Total shareholders’ equity	88,741	85,703
Total liabilities and shareholders’ equity	$373,716	$405,410

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Consolidated Statements of Comprehensive (Loss) Income
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$111,249	$112,464	$210,024	$213,581
Cost of goods sold	85,532	86,953	160,149	163,283
Gross profit	25,717	25,511	49,875	50,298
Selling, general and administrative expenses	22,500	20,433	43,500	37,396
Litigation settlements	3,900	90	3,990	190
Operating (loss) income	(683)	4,988	2,385	12,712
Other expense (income):
Interest expense	1,787	2,319	3,438	4,626
Interest income	(73)	(38)	(162)	(65)
Foreign exchange gains, net	(685)	(633)	(135)	(1,307)
(Loss) income before income taxes	(1,712)	3,340	(756)	9,458
Income tax (benefit) expense	(21)	1,387	2,170	3,584
Net (loss) income	$(1,691)	$1,953	$(2,926)	$5,874
Other comprehensive (loss) income:
Foreign currency translation adjustments	1,564	172	2,546	(484)
Comprehensive (loss) income	$(127)	$2,125	$(380)	$5,390
Net (loss) income per share-basic and diluted	$(0.06)	$0.10	$(0.10)	$0.29
Diluted average shares outstanding	28,149	20,554	27,993	20,554

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(2,926)	$5,874
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	4,287	4,367
Deferred income tax (benefit) expense	(593)	1,460
Share-based compensation expense	3,312	606
Loss on disposal of equipment	138	114
Changes in operating assets and liabilities:
Accounts receivable	10,635	(24,713)
Inventories	9,992	2,382
Prepaid expenses and other assets	13,354	(1,054)
Accounts payable	(39,601)	2,773
Accrued and other liabilities	(12,742)	(4,095)
Net cash used in operating activities	(14,144)	(12,286)
Cash flows from investing activities:
Purchases of property, plant and equipment	(4,681)	(6,025)
Decrease (increase) in restricted cash	1,921	(3,306)
Repayment of related party finance receivables	—	209
Other investing activities, net	—	59
Net cash used in investing activities	(2,760)	(9,063)
Cash flows from financing activities:
Borrowings under foreign short-term bank loans	98,603	88,420
Repayments of foreign short-term bank loans	(76,399)	(80,222)
Borrowings on line of credit agreement, net	(3,610)	7,971
Borrowings of long-term debt	477	588
Repayments of long-term debt	(219)	(341)
Payment of debt issuance costs	(479)	(701)
Proceeds from sale of treasury shares	524	—
Payment of deferred offering costs	—	(40)
Payment of related party finance liability	—	(124)
Net cash provided by financing activities	18,897	15,551
Effect of exchange rate changes on cash and cash equivalents	505	(14)
Increase (decrease) in cash and cash equivalents	2,498	(5,812)
Cash and cash equivalents at beginning of period	31,354	21,903
Cash and cash equivalents at end of period	$33,852	$16,091

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Net Sales by Region and by Product Line
(Unaudited)
(Amounts in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
United States and Canada	$95,428	$84,864	$94,063	$180,293	$179,334
Asia	5,280	4,684	9,302	9,963	15,961
EMEA	5,466	6,024	6,288	11,492	12,147
Latin America	5,075	3,203	2,811	8,276	6,139
Total net sales	$111,249	$98,775	$112,464	$210,024	$213,581

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
CFL	$43,943	$52,555	$59,468	$96,498	$118,873
LED	60,592	40,611	46,009	101,203	82,331
Linear and fixtures	1,613	2,089	3,226	3,702	6,913
Other	5,101	3,520	3,761	8,621	5,464
Total net sales	$111,249	$98,775	$112,464	$210,024	$213,581

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA to Net (Loss) Income
and Adjusted EPS to Diluted EPS
(Unaudited)
(Amounts in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net (loss) income	$(1,691)	$(1,235)	$1,953	$(2,926)	$5,874
Adjustments:
Interest expense, net	1,715	1,562	2,281	3,277	4,561
Income tax (benefit) expense	(21)	2,191	1,387	2,170	3,584
Depreciation and amortization	2,156	2,131	2,177	4,287	4,367
EBITDA	2,159	4,649	7,798	6,808	18,386
Adjustments:
Foreign exchange losses (gains), net	(685)	550	(633)	(135)	(1,307)
Litigation settlements	3,900	90	90	3,990	190
Share-based compensation expense	1,556	1,756	606	3,312	606
Refund of U.S. Customs import tariffs	(1,221)	(1,042)	(149)	(2,263)	(149)
Adjusted EBITDA	$5,709	$6,003	$7,712	$11,712	$17,726

	Three Months Ended June 30, 2015		Three Months Ended March 31, 2015		Three Months Ended June 30, 2014
	Net (Loss) Income	Per Share (Diluted)	Net Loss	Per Share (Diluted)	Net Income	Per Share (Diluted)
Net (loss) income and net (loss) income per share, diluted	$(1,691)	$(0.06)	$(1,235)	$(0.04)	$1,953	$0.10
Adjustments, net of tax:
Foreign exchange losses (gains), net	(401)	(0.01)	595	0.02	(414)	(0.02)
Litigation settlements	2,477	0.09	57	—	57	—
Share-based compensation expense	1,010	0.04	1,187	0.04	414	0.02
Refund of U.S. Customs import tariffs	(775)	(0.03)	(662)	(0.02)	(94)	—
Adjusted net (loss) income and Adjusted EPS	$620	$0.03	$(58)	$—	$1,916	$0.10

	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014
	Net (Loss) Income	Per Share (Diluted)	Net Income	Per Share (Diluted)
Net (loss) income and net (loss) income per share, diluted	$(2,926)	$(0.10)	$5,874	$0.29
Adjustments, net of tax:
Foreign exchange losses (gains), net	194	0.01	(936)	(0.05)
Litigation settlements	2,534	0.09	120	0.01
Share-based compensation expense	2,197	0.08	414	0.02
Refund of U.S. Customs import tariffs	(1,437)	(0.05)	(94)	—
Adjusted net income and Adjusted EPS	$562	$0.03	$5,378	$0.27